Exhibit 99.1

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS

STC BANCSHARES CORP.

[                      ]

I, the undersigned shareholder in STC Bancshares Corp. (the “Company”), appoint Anthony V. Sisto and Christopher D. Woelffer, or either of them, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name, to vote in his/her discretion as to any matters that may properly come before the Special Meeting of Shareholders of the Company, to be held on [              ], or at any adjournment or postponement of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the Special Meeting.  I hereby direct that the person(s) designated above vote as follows:

(1)                                 To adopt the Agreement and Plan of Merger, dated as of June 5, 2019, by and among Wintrust Financial Corporation (“Wintrust”), WTFC STCBC Merger Sub LLC (“Merger Co.”) and the Company, as amended by  the Amendment to the Agreement and Plan of Merger, dated as of July 1, 2019, by and among Wintrust, Merger Co. and the Company (the “Merger Agreement”).

☐ FOR        ☐ AGAINST         ☐ ABSTAIN

(2)                                 To appoint Anthony V. Sisto and any successors thereto as the shareholders’ representative (the “Shareholders’ Representative”) and attorney-in-fact pursuant to the Merger Agreement, including the appointment of Keith Kotche as the alternate shareholders’ representative and attorney-in-fact, with respect to taking any and all actions upon the adoption of the Merger Agreement that are specified or contemplated by the Merger Agreement, the Escrow Agreement entered into among Wintrust, the Shareholders’ Representative and The Chicago Trust Company, N.A. (the “Escrow Agent”), and the Reserve Agreement entered into among the Shareholders’ Representative, the Escrow Agent and a limited liability company to be formed for the benefit of Company shareholders to manage certain customer litigation (the “Litigation Entity”) (including as manager of the Litigation Entity) on behalf of all Company shareholders.

☐ FOR        ☐ AGAINST         ☐ ABSTAIN

(3)                                 To approve any adjournment of the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the Merger Agreement and the transactions contemplated thereby and appoint the Shareholders’ Representative.

☐ FOR        ☐ AGAINST         ☐ ABSTAIN

(4)                                 In his/her discretion as to any other matters that may properly come before the meeting or any adjournment or postponement.

☐ YES, I (we) will be attending the Special Meeting on [               ] at [              ]

If yes, how many are attending

☐ NO, I (we) will be unable to attend.

PLEASE SIGN, DATE AND RETURN THIS PROXY BY [                       ], USING THE ENCLOSED ENVELOPE.

This Proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder.  If this proxy does not identify the manner in which to vote, the undersigned shareholder will be deemed to have designated a vote “FOR” Proposals 1, 2 and 3. With respect to any other business that may properly come before the meeting, or any adjournment of the meeting, that is submitted to a vote of the shareholders, including whether or not to adjourn the meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.

Please sign exactly as your name appears on your stock certificates.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:[ ]	Signature

Signature if held jointly, or title